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                                                                    EXHIBIT 11.1

                            STERLING SOFTWARE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                         YEAR ENDED SEPTEMBER 30, 1996
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

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
                                                                       FULLY
                                                            PRIMARY   DILUTED
                                                            --------  --------
Earnings:
 Earnings applicable to common stockholders................ $237,888  $237,888
 Add: Interest expense on amounts outstanding for the 5
        3/4% Convertible Subordinated Debentures (net of
        applicable income taxes) through
        date of conversion.................................              1,685
                                                            --------  --------
                                                            $237,888  $239,573
                                                            ========  ========
Shares:
 Weighted average shares outstanding.......................   32,316    32,316
 Add common shares issued on assumed exercise of options
  and warrants.............................................    4,904     4,930
 Less common shares assumed repurchased....................   (3,149)   (2,696)
                                                            --------  --------
                                                              34,071    34,550
                                                            ========
Common shares issued on assumed conversion of 5 3/4%
 Convertible Subordinated Debentures through date of
 conversion................................................              1,495
                                                                      --------
                                                                        36,045
                                                                      ========
Earnings per common share:
 Primary................................................... $   6.98
                                                            ========
 Fully diluted.............................................           $   6.65
                                                                      ========
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